FOR IMMEDIATE RELEASE            Contact:     Kate Dreyer
comScore, Inc.
571-306-6647
press@comscore.com

comScore Acquires MdotLabs to Augment its Non-Human Traffic Detection Technology

MdotLabs’ Technology to be Integrated into comScore Media Metrix and vCE to Combat NHT and Deliver a Human GRP

RESTON, VA, August 4, 2014 – comScore (NASDAQ: SCOR) today announced that it has acquired MdotLabs to augment its non-human traffic (NHT) detection methods used in the Media Metrix and validated Campaign Essentials (vCE) product suites. MdotLabs uses cyber-security methodologies such as signal processing, statistics, machine learning and applied math to identify a variety of malicious activities including bots, click farms, pay-per-view networks and a growing list of traffic generation techniques. Integrated with comScore’s existing NHT detection methods, the combined technology provides a sophisticated, multi-layered approach to the identification and eradication of NHT in the measurement of digital audiences and advertising. This allows for the reporting of a human-based GRP metric that minimizes the effects of NHT, enabling more precise media planning, buying and evaluation. The entire MdotLabs team, including co-founders Dr. Paul Barford and Timur Yarnall, will be joining comScore as part of the acquisition.

“We are excited to welcome the MdotLabs team to comScore,” said Serge Matta, President & CEO of comScore. “The outstanding team of engineers and data scientists at MdotLabs has been at the forefront of developing the highly sophisticated techniques for identifying and rooting out the waste associated with non-human traffic, which can often run in excess of 50 percent on a given campaign. We believe that the combination of Mdot’s technology with our existing NHT detection methods will deliver a significant advancement in addressing this important issue, providing even greater transparency and more accurate metrics around campaign performance.”

“The MdotLabs team is thrilled to join comScore as we look to scale the value of our non-human traffic detection methods to a much greater footprint of clients,” said Timur Yarnall, CEO and Co-Founder of MdotLabs. “comScore sits at the center of the digital media buying and selling communities, and we believe our technology can play a big role in helping both sides mitigate the deleterious effects of NHT and bring confidence to those investing in digital.”

About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in digital measurement and analytics, delivering insights on web, mobile and TV consumer behavior that enable clients to maximize the value of their digital investments. For more information, please visit www.comscore.com/companyinfo.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, expectations regarding the impact and benefits to comScore from its Media Metrix vCE family of products, financial or otherwise. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the features and characteristics of the products, the rate of development of the digital marketing intelligence, Internet advertising and e-Commerce markets; the growth of the Internet as a medium for commerce, content, advertising and communications; and the acceptance of new products and methodologies by the industry, including existing and prospective clients.

For a detailed discussion of these and other risk factors, please refer to comScore's most recent respective Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC's Web site ( http://www.sec.gov).

Stockholders of comScore are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.